SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 15, 2005

NORTH STATE BANCORP

(Exact name of registrant as specified in its charter)

North Carolina

(State or other jurisdiction of incorporation)

000-49898	65-1177289
(Commission File Number)	(IRS Employer ID Number)

4270 The Circle at North Hills, Raleigh, North Carolina 27609

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (919) 787-9696

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 15, 2005, North State Bancorp participated in a pooled trust preferred securities offering in the aggregate amount of $5,000,000 of trust preferred securities, through our newly formed Delaware subsidiary, North State Statutory Trust II.

In connection with the issuance of the trust preferred securities, on December 15, 2005, we entered into an Indenture with Wilmington Trust Company, as trustee, and an Amended and Restated Declaration of trust with Wilmington Trust Company, as institutional trustee and Delaware trustee of the trust. We also entered into a Guarantee Agreement with Wilmington Trust Company whereby we guaranteed the payment of the trust preferred securities. The information provided in Item 2.03 is incorporated by reference herein.

We will use the proceeds of the issuance for general corporate purposes, including contributions to our subsidiary North State Bank. The press release announcing the issuance is attached to this report as an exhibit.

There is no relationship between us or our affiliates and any of the parties to the Amended and Restated Declaration of Trust, the Indenture and the Guarantee Agreement other than in respect of those agreements.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On December 15, 2005, the trust issued an aggregate of $5,000,000 in trust preferred securities. The trust preferred securities mature on December 15, 2035, but may be redeemed beginning December 15, 2010 if we exercise our right to redeem the junior subordinated debentures, discussed below. The trust preferred securities require quarterly distributions by the trust to the holders of the trust preferred securities, initially at a fixed rate of 6.11% per annum through the interest payment date in March 2006, and thereafter at a variable rate of three-month LIBOR plus 1.65% per annum, reset quarterly. Distributions are cumulative and will accrue from the date of original issuance but may be deferred for a period of up to 20 consecutive quarterly interest payment periods if we exercise our right under the Indenture to defer the payment of interest on the junior subordinated debentures.

The proceeds from the sale of the trust preferred securities received by the trust, combined with the proceeds of $155,000 received by the trust from the issuance of common securities by the trust to us, were used to purchase $5,155,000 in principal amount of unsecured junior subordinated debentures of our company, issued pursuant to the Indenture.

The junior subordinated debentures mature on December 15, 2035, but we may at our option redeem the junior subordinated debentures, in whole or in part, beginning on December 15, 2010 in accordance with the provisions of the Indenture. The junior subordinated debentures bear interest at a fixed rate equal to 6.11% per annum through the interest payment date in March 2006, and thereafter at a variable rate, reset quarterly, of three-month LIBOR plus 1.65% per annum. Interest is cumulative and will accrue from the date of original issuance. However, so long as there is no event of default, interest payments may be deferred by us at our option at any time for a period of up to 20 consecutive quarterly interest payment periods, but not beyond December 15, 2035. No interest shall be due and payable during an extension period, but each installment of interest that would otherwise have been due and payable during such extension period shall bear additional interest at an annual rate equal to the interest rate in effect for each extension period. Furthermore, during any extension period, we may not declare or pay any cash dividends on our capital stock, which includes our common stock, nor make any payment or redeem debt securities that rank pari passu with the junior subordinated debentures.

The junior subordinated debentures may be redeemed at par at our option beginning on December 15, 2010, and may be redeemed earlier than such date following the occurrence of a special event (as defined in the Indenture) at a price equal to between 104.625% and 100%, depending on the date of redemption, of the principal amount together with accrued interest. The trust will be required to redeem a like amount of trust preferred securities if we exercise our right to redeem all or a portion of the junior subordinated debentures.

In the event of a default, either the trustee or the holders of at least 25% of the aggregate principal amount of the outstanding junior subordinated debentures may declare the principal amount of, and all accrued interest on, all the junior subordinated debentures to be due and payable immediately. An event of default generally includes a default in payment of any interest, a default in payment upon maturity, a default in performance, or breach of any covenant or representation, bankruptcy or insolvency of our company or liquidation or dissolution of the trust. Any holder of the trust preferred securities has the right, upon the occurrence of an event of default related to payment of interest or principal, to institute suit directly against us for enforcement of payment to such holder of principal of and any premium and interest, including additional interest, on the junior subordinated debentures having a principal amount equal to the aggregate liquidation amount of the trust preferred securities held by such holder.

We guaranteed the payment of the trust preferred securities under the Guarantee Agreement. This guarantee is unsecured and is subordinated in right of payment to all of our senior indebtedness, as defined in the Indenture.

The description set forth above of our guarantee of the trust preferred securities is qualified in its entirety by reference to the Guarantee Agreement filed as an exhibit to this report and incorporated by reference herein.

The description set forth above of the trust preferred securities and the obligations of the trust pursuant thereto are qualified in their entirety by reference to the Amended and Restated Declaration of Trust filed as an exhibit to this report and incorporated by reference herein.

The description set forth above of the junior subordinated debentures and our obligations thereunder are qualified in their entirety by reference to the Indenture filed as an exhibit to this report and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description

4.2	Amended and Restated Declaration of Trust by and among Wilmington Trust Company, as Delaware Trustee, Wilmington Trust Company, as Institutional Trustee, North State Bancorp, as Sponsor, and Larry D. Barbour and Kirk A. Whorf as administrators, dated as of December 15, 2005.

4.3	Indenture dated as of December 15, 2005, between North State Bancorp, as Issuer and Wilmington Trust Company, as Trustee.

10.8	Guarantee Agreement dated as of December 15, 2005, by and between North State Bancorp and Wilmington Trust Company.

99.1	Press release dated December 15, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

NORTH STATE BANCORP

Date: December 19, 2005	/s/ Kirk A. Whorf
Kirk A. Whorf Executive Vice President and Chief Financial Officer